Exhibit 10.25

Wells Fargo Equipment Finance, Inc. 733 Marquette Avenue, Suite 700 MAC N9306-070 Minneapolis, MN 55402	Amendment
Wells Fargo Equipment Finance, Inc. as Lender (“WFEFI”) and Ready Mix, Inc. as Borrower hereby amend Master Loan and Security Agreement (500467) dated as of March 13, 2008 and Master Security Agreement dated April 5, 2000 as follows:
Reference Rider 1A included here in.
NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, WFEFI and Customer agree as follows:
1.	Loan Schedule (0500467-700) dated as of March 13, 2008 attached to Master Loan and Security Agreement (500467) dated as of March 13, 2008 is amended as follows: Effective as of July 13, 2009, borrower shall pay twenty-eight (28) payments as follows: Twenty-seven (27) consecutive principal installments of $2,695.14 each beginning December 13, 2009, followed by one (1) principal installment of $13,475.31 beginning March 13, 2012, plus interest on the unpaid balance payable monthly, at the rate of 5.39% per annum effective July 13, 2009. There are no principal payments due in the months of August, September, October and November of 2009, which are skip months, however, interest is payable monthly as billed. (Contract # 002-0500467-701).

2.	Loan Schedule (0500467-702) dated as of April 18, 2008 attached to Master Loan and Security Agreement (500467) dated as of March 13, 2008 is amended as follows: Effective as of June 22, 2009, borrower shall pay forty-one (41) payments as follows: forty (40) consecutive principal installments of $11,440.44 each beginning December 22, 2009, followed by one (1) principal installment of $57,202.27 beginning April 22, 2013, plus interest on the unpaid balance payable monthly, at the rate of 5.65% per annum effective June 22, 2009. There are no principal payments due in the months of August, September, October, and November of 2009, which are skip months, however, interest is payable monthly as billed. (Contract # 002-0500467-702).

3.	Loan Schedule (0500467-703) dated as of June 26, 2008 attached to Master Loan and Security Agreement (500467) dated as of March 13, 2008 is amended as follows: Effective as of June 26, 2009, borrower shall pay twenty (20) payments as follows:
Nineteen (19) consecutive principal installments of $5,447.67 each beginning November 30, 2009, followed by one (1) principal installment of $27,238.50 beginning June 30, 2011, plus interest on the unpaid balance payable monthly, at the rate of 6.25% per annum effective June 26, 2009. There are no principal payments due in the months of July, August, September and October of 2009, which are skip months, however, interest is payable monthly as billed. (Contract # 002-0500467-703).

4.	Loan Schedule (0500467-704) dated as of June 26, 2008 attached to Master Loan and Security Agreement (500467) dated as of March 13, 2008 is amended as follows: Effective as of June 26, 2009, borrower shall pay fifty-six (56) payments as follows:
fifty-five (55) consecutive principal installments of $8,203.84 each beginning November 26, 2009, followed by one (1) principal installment of $41,018.97 beginning June 26, 2014, plus interest on the unpaid balance payable monthly, at the rate of 6.80% per annum effective June 26, 2009. There are no principal payments due in the months of July, August, September, and October of 2009, which are skip months, however, interest is payable monthly as billed. (Contract # 002-0500467-704).

5.	Loan Schedule (0500467-705) dated as of June 26, 2008 attached to Master Loan and Security Agreement (500467) dated as of March 13, 2008 is amended as follows: Effective as of June 26, 2009, borrower shall pay forty-four (44) payments as follows: forty-three (43) consecutive principal installments of $1,578.07 each beginning November 30, 2009, followed by one (1) principal installment of $7,890.43 beginning June 30, 2013, plus interest on the unpaid balance payable monthly, at the rate of 6.80% per annum effective June 26, 2009. There are no principal payments due in the months of July, August, September, and October of 2009, which are skip months, however, interest is payable monthly as billed. (Contract # 002-0500467-705).

6.	Loan Schedule (0500467-706) dated as of November 24, 2008 attached to Master Loan and Security Agreement (500467) dated as of March 13, 2008 is amended as follows: Effective as of June 26, 2009, borrower shall pay forty-nine (49) payments as follows: forty-eight (48) consecutive principal installments of $2,420.19 each beginning December 5, 2009, followed by one (1) principal installment of $12,100.78 beginning December 5, 2013, plus interest on the unpaid balance payable monthly, at the rate of 6.99% per annum effective June 26, 2009. There are no principal payments due in the months of August, September, October and November of 2009, which are skip months, however, interest is payable monthly as billed. (Contract # 002-0500467-706).

7.	Loan Schedule (0500467-707) dated as of December 10, 2008 attached to Master Loan and Security Agreement (500467) dated as of March 13, 2008 is amended as follows: Effective as of June 26, 2009, borrower shall pay fifty (50) payments as follows: forty-nine (49) consecutive principal installments of $1,989.91 each beginning November 29, 2009, followed by one (1) principal installment of $9,949.55 beginning December 29, 2013, plus interest on the unpaid balance payable monthly, at the rate of 6.99% per annum effective June 26, 2009. There are no principal payments due in the months of July, August, September and October of 2009, which are skip months, however, interest is payable monthly as billed. (Contract # 002-0500467-707).

8.	Loan Schedule (0500467-708) dated as of December 10, 2008 attached to Master Loan and Security Agreement (500467) dated as of March 13, 2008 is amended as follows: Effective as of June 26, 2009, borrower shall pay fifty (50) payments as follows: forty-nine (49) consecutive principal installments of $2,788.57 each beginning November 29, 2009, followed by one (1) principal installment of $13,943.03 beginning December 29, 2013, plus interest on the unpaid balance payable monthly, at the rate of 6.99% per annum effective June 26, 2009. There are no principal payments due in the months of July, August, September and October of 2009, which are skip months, however, interest is payable monthly as billed. (Contract # 002-0500467-708).

9.	Schedule No. 12 (Schedule of Indebtedness and Collateral) dated March 20, 2006 attached to Master Security Agreement dated April 5, 2000 is amended as follows: Effective as of June 22, 2009, borrower shall pay sixteen (16) payments as follows: fifteen (15) consecutive principal installments of $14,361.89 each beginning December 25, 2009, followed by one (1) principal installment of $71,809.85 beginning March 25, 2011, plus interest on the unpaid balance payable monthly, at the rate of 7.99% per annum effective June 22, 2009. There are no principal payments due in the months of August, September, October, and November of 2009, which are skip months, however, interest is payable monthly as billed. (Contract # 002-0176981-712).

10.	Schedule No. 13 (Schedule of Indebtedness and Collateral) dated March 27, 2006 attached to Master Security Agreement dated April 5, 2000 is amended as follows: Effective as of June 22, 2009, borrower shall pay sixteen (16) payments as follows: fifteen (15) consecutive principal installments of $30,470.40 each beginning December 28, 2009, followed by one (1) principal installment of $152,352.07 beginning March 28, 2011, plus interest on the unpaid balance payable monthly, at the rate of 8.14% per annum effective June 22, 2009. There are no principal payments due in the months of August, September, October, and November of 2009, which are skip months, however, interest is payable monthly as billed. (Contract # 002-0176981-713).

11.	Schedule No. 16 (Schedule of Indebtedness and Collateral) dated June 27, 2006 attached to Master Security Agreement dated April 5, 2000 is amended as follows: Effective as of June 22, 2009, borrower shall pay nineteen (19) payments as follows: eighteen (18) consecutive principal installments of $5,260.56 each beginning December 28, 2009, followed by one (1) principal installment of $26,302.84 beginning June 28, 2011, plus interest on the unpaid balance payable monthly, at the rate of 8.45% per annum effective June 22, 2009. There are no principal payments due in the months of August, September, October, and November of 2009, which are skip months, however, interest is payable monthly as billed. (Contract # 002-0176981-715).

12.	Schedule No. 15 (Schedule of Indebtedness and Collateral) dated June 26, 2006 attached to Master Security Agreement dated April 5, 2000 is amended as follows: Effective as of June 22, 2009, borrower shall pay nineteen (19) payments as follows: eighteen (18) consecutive principal installments of $8,134.406 each beginning December 28, 2009, followed by one (1) principal installment of $40,672.03 beginning June 28, 2011, plus interest on the unpaid balance payable monthly, at the rate of 8.45% per annum effective June 22, 2009. There are no principal payments due in the months of August, September, October and November of 2009, which are skip months, however, interest is payable monthly as billed. (Contract # 002-0176981-716).

13.	Schedule No. 14 (Schedule of Indebtedness and Collateral) dated June 27, 2006 attached to Master Security Agreement dated April 5, 2000 is amended as follows: Effective as of June 22, 2009, borrower shall pay nineteen (19) payments as follows: eighteen (18) consecutive principal installments of $12,787.53 each beginning December 28, 2009, followed by one (1) principal installment of $63,937.75 beginning June 28, 2011, plus interest on the unpaid balance payable monthly, at the rate of 8.45% per annum effective June 22, 2009. There are no principal payments due in the months of August, September, October, and November of 2009, which are skip months, however, interest is payable monthly as billed. (Contract # 002-0176981-717).

14.	Schedule No. 17 (Schedule of Indebtedness and Collateral) dated September 28, 2006 attached to Master Security Agreement dated April 5, 2000 is amended as follows: Effective as of June 26, 2009, borrower shall pay one (1) payment as follows: one (1) principal installment of $13,489.10 beginning November 30, 2009, plus interest on the unpaid balance payable monthly, at the rate of 7.04% per annum effective June 26, 2009. There are no principal payments due in the months of July, August, September and October of 2009, which are skip months, however, interest is payable monthly as billed. The term of the contract is amended from 36 months to 38 months. (Contract # 002-0176981-720).

15.	Schedule No. 18 (Schedule of Indebtedness and Collateral) dated November 21, 2006 attached to Master Security Agreement dated April 5, 2000 is amended as follows: Effective as of June 26, 2009, borrower shall pay twenty-five (25) payments as follows: twenty-four (24) consecutive principal installments of $10,774.27 each beginning November 30, 2009, followed by one (1) principal installment of $53,871.51 beginning November 30, 2011, plus interest on the unpaid balance payable monthly, at the rate of 7.90% per annum effective June 26, 2009. There are no principal payments due in the months of July, August, September and October of 2009, which are skip months, however, interest is payable monthly as billed. (Contract # 002-0176981-721).

16.	Schedule No. 22 (Schedule of Indebtedness and Collateral) dated November 11, 2006 attached to Master Security Agreement dated April 5, 2000 is amended as follows: Effective as of June 22, 2009, borrower shall pay twenty-six (26) payments as follows: twenty-five (25) consecutive principal installments of $3,939.08 each beginning December 28, 2009, followed by one (1) principal installment of $19,115.94 beginning January 28, 2012, plus interest on the unpaid balance payable monthly, at the rate of 6.25% per annum effective June 22, 2009. There are no principal payments due in the months of August, September, October, and November of 2009, which are skip months, however, interest is payable monthly as billed. (Contract # 002-0176981-724).

17.	Schedule No. 19 (Schedule of Indebtedness and Collateral) dated February 26, 2007 attached to Master Security Agreement dated
April 5, 2000 is amended as follows: Effective as of June 26, 2009, borrower shall pay forty (40) payments as follows; thirty-nine (39) consecutive principal installments of $34,966.44 each beginning November 30, 2009, followed by one (1) principal installment of $174,832.24 beginning February 28, 2013, plus interest on the unpaid balance payable monthly, at the rate of 7.13% per annum effective June 26, 2009. There are no principal payments due in the months of July, August, September and October of 2009, which are skip months, however, interest is payable monthly as billed. (Contract # 002-0176981-725).

18.	Schedule No. 20 (Schedule of Indebtedness and Collateral) dated March 1, 2007 attached to Master Security Agreement dated April 5, 2000 is amended as follows: Effective as of June 26, 2009, borrower shall pay twenty-eight (28) payments as follows: twenty-seven (27) consecutive principal installments of $5,375.33 each beginning November 30, 2009, followed by one (1) principal installment of $21,501.52 beginning March 30, 2012, plus interest on the unpaid balance payable monthly, at the rate of 7.13% per annum effective June 26, 2009. There are no principal payments due in the months of July, August, September and October of 2009, which are skip months, however, interest is payable monthly as billed. (Contract # 002-0176981-726).

19.	Schedule No. 21 (Schedule of Indebtedness and Collateral) dated September 20, 2007 attached to Master Security Agreement dated April 5, 2000 is amended as follows: Effective as of June 22, 2009, borrower shall pay thirty-four (34) payments as follows: thirty-three (33) consecutive principal installments of $2,792.70 each beginning December 28, 2009, followed by one (1) principal installment of $13,912.96 beginning September 28, 2012, plus interest on the unpaid balance payable monthly, at the rate of 7.35% per annum effective June 22, 2009. There are no principal payments due in the months of August, September, October, and November of 2009, which are skip months, however, interest is payable monthly as billed. (Contract # 002-0176981-732).

20.	Schedule No. 23 (Schedule of Indebtedness and Collateral) dated September 20, 2007 attached to Master Security Agreement dated April 5, 2000 is amended as follows: Effective as of June 22, 2009, borrower shall pay twenty-six (26) payments as follows: twenty-five (25) consecutive principal installments of $1,766.26 each beginning December 28, 2009, followed by one (1) principal installment of $8,831.26 beginning January 28, 2012, plus interest on the unpaid balance payable monthly, at the rate of 6.25% per annum effective June 22, 2009. There are no principal payments due in the months of August, September, October, and November of 2009, which are skip months, however, interest is payable monthly as billed. (Contract # 002-0176981-735).

22.	Conditions of approval for restructure of stated accounts are referenced in Rider 2A attached.

23.	This Amendment constitutes a validly binding and enforceable obligation of Customer in accordance with its terms. If Customer is a partnership, corporation, limited liability company or other legal entity, the execution and delivery of this Amendment and the performance of Customer’s obligations hereunder and under the Contract have been duly authorized by all necessary action on the part of the Customer, and the person signing this Amendment on behalf of Customer is duly authorized.

24.	WFEFI and any assignee of WFEFI is authorized to file one or more Uniform Commercial Code financing statements without the signature of Customer or signed by WFEFI or any assignee of WFEFI as attorney-in-fact for Customer.

25.	Except as modified herein, the terms of the Contract remain the same and continue in full force and effect. CUSTOMER HEREBY WAIVES ANY RIGHT TO A JURY TRIAL WITH RESPECT TO ANY MATTER ARISING UNDER OR IN CONNECTION WITH THE CONTRACT.

26.	WFEFI may in its sole discretion, accept a photocopy, electronically transmitted facsimile or other reproduction of this Amendment (a “Counterpart”) as the binding and effective record of this Amendment whether or not an ink signed copy hereof is also received by WFEFI from Customer, provided, however, that if WFEFI accepts a Counterpart as the binding and effective record hereof, the Counterpart acknowledged in writing above by WFEFI shall constitute the record hereof. Customer agrees that such Counterpart received by WFEFI, shall, when acknowledged in writing by WFEFI, constitute an original document for the purposes of establishing the provisions thereof and shall be legally admissible under the best evidence rule and binding on and enforceable against Customer. If WFEFI accepts a Counterpart as the binding and effective record hereof only such Counterpart acknowledged in writing above by WFEFI shall be marked “Original” and to the extent that this Amendment constitutes chattel paper, a security interest may only be created in the Amendment that bears WFEFI’s ink signed acknowledgement and is marked “Original.”
Dated: July 29, 2009
Ver. 0508

Wells Fargo Equipment Finance, Inc.		Ready Mix, Inc.

By	/s/ Lee McDermid	By	/s/ Bradley E. Larson
Title	SVP	Title	CEO

MODIFICATION: ACRIKLI (mts):07172009:1727:507600:204560

3

          WHEREAS, Customer and WFEFI are parties to (i) the Contracts and (ii) that certain Master Lease Agreement dated as of April 11, 2006, as amended by Amendment No. 1 to Master Lease Agreement dated as of February 2, 2009 (as further amended from time to time, the “Master Lease Agreement”);
          WHEREAS, Customer has requested that WFEFI (i) modify the payment terms under the Contracts as specified herein and (ii) waive compliance with the Fixed Charge Coverage Ratio (as defined in the Contracts) as set forth in the Contracts and the Master Lease Agreement for the periods ending June 30, 2009 and September 30, 2009; and
          WHEREAS, WFEFI is willing to consent to such request subject to the terms and conditions set forth herein.

          21. WFEFI hereby waives compliance by the Customer with the Fixed Charge Coverage Ratio as set forth in the Contracts and the Master Lease Agreement with respect to each of the periods ending June 30, 2009 and September 30, 2009.
          22. In consideration of WFEFI’s agreement to restructure the Loan Schedules as set forth in Paragraphs 1 through 20 above and waive compliance with the Fixed Charge Coverage Ratio as set forth in Paragraph 21 above, the Customer agrees to:
•	pledge to WFEFI additional collateral as reflected on Rider 2B of the Security Agreement dated August 13, 2009 attached here to;

•	pay to WFEFI 35% of the “Excess Proceeds” received by the Customer from the sale/leaseback of the real estate located at 4602 East Thomas Road, Phoenix, Arizona (the “Sale/Leaseback Transaction”); and

•	pay to WFEFI at closing a modification fee of $8,500 to document and process the restructuring of the Loan Schedules.
For the purposes of this Paragraph 22, “Excess Proceeds” means the excess of (a) the gross cash proceeds received by the Customer from the Sale/Leaseback Transaction, over (b) the sum of (i) all reasonable and customary fees and expenses with respect to legal, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such Sale/Leaseback Transaction, (ii) all taxes actually paid or estimated by the Customer (in good faith) to be payable in cash in connection with such Sale/Leaseback Transaction (but Excess Proceeds shall include the excess, if any, of the estimated taxes payable in connection with such Sale/Leaseback Transaction over the actual amount of taxes paid, immediately after the payment of such taxes) and (iii) all amounts required to be applied to the repayment of any debt secured by a lien or mortgage on the property sold in connection with the Sale/Leaseback Transaction.

Ready Mix, Inc.
Mixer Trucks without Liens
7/7/2009

Arizona:
2639	00 Kenworth W900 Mixer	12/29/04	46,436.62	42,566.76	3,869.86	18,500.00
2640	00 Kenworth W900 Mixer	12/29/04	46,436.62	42,566.76	3,869.86	18,500.00
2642	00 Kenworth W900 Mixer	12/29/04	46,436.62	42,566.76	3,869.86	18,500.00
2644	00 Kenworth W900 Mixer	12/29/04	46,436.62	42,566.76	3,869.86	18,500.00
Nevada:
2430	97 International Harvest Mixer	04/30/02	21,409.25	21,409.25	0.00	16,000.00
2434	97 International Harvest Mixer	03/12/02	35,682.08	35,682.08	0.00	16,000.00
2440	97 International Harvest Mixer	03/12/02	27,687.47	27,687.47	0.00	16,000.00
2442	97 International Harvest Mixer	01/18/02	37,755.66	37,755.66	0.00	16,000.00
2448	97 International Harvest Mixer	03/12/02	20,966.16	20,966.16	0.00	16,000.00
2450	97 International Harvest Mixer	01/18/02	37,755.66	37,755.66	0.00	16,000.00
2454	97 International Harvest Mixer	03/12/02	36,497.11	36,497.11	0.00	16,000.00
2457	97 International Harvest Mixer	03/12/02	28,945.99	28,945.99	0.00	16,000.00
2458	97 International Harvest Mixer	01/18/02	34.609.33	34,609.33	0.00	16,000.00
2459	97 International Harvest Mixer	01/18/02	37,755.66	37,755.66	0.00	16,000.00
2461	97 International Harvest Mixer	03/12/02	24,541.17	24,541.17	0.00	16,000.00
2464	97 International Harvest Mixer	01/18/02	37,755.66	37,755.66	0.00	16,000.00
2465	97 International Harvest Mixer	03/12/02	34,609.33	34,609.33	0.00	16,000.00
2466	97 International Harvest Mixer	03/12/02	35,682.08	35,682.08	0.00	16,000.00
2469	97 International Harvest Mixer	01/18/02	25,170.43	25,170.43	0.00	16,000.00
2476	00 International Harvest Mixer	12/15/04	52,833.61	48,430.80	4,402.81	18,000.00
2477	00 International Harvest Mixer	12/15/04	52,833.61	48,430.80	4,402.81	18,000.00
2479	00 International Harvest Mixer	12/15/04	52,833.61	48,430.80	4,402.81	18,000.00
2482	00 International Harvest Mixer	06/25/04	29,894.13	29,894.13	0.00	18,000.00
2484	00 International Harvest Mixer	06/25/04	66,431.44	66,431.44	0.00	18,000.00
2485	00 International Harvest Mixer	06/25/04	66,431.44	66,431.44	0.00	18,000.00
2486	00 International Harvest Mixer	06/25/04	66,431.44	66,431.44	0.00	18,000.00
2487	00 International Harvest Mixer	06/25/04	66,431.44	66,431.44	0.00	18,000.00
2646	00 Kenworth W900 Mixer	12/15/04	52,833.61	48,430.80	4,402.81	18,500.00
2647	00 Kenworth W900 Mixer	12/15/04	52,833.61	48,430.80	4,402.81	18,500.00
2648	00 Kenworth W900 Mixer	12/15/04	52,833.61	48,430.80	4,402.81	18,500.00
2649	00 Kenworth W900 Mixer	12/15/04	52,833.61	48,430.80	4,402.81	18,500.00
2650	00 Kenworth W900 Mixer	12/15/04	52,833.61	48,430.80	4,402.31	18,500.00
2651	00 Kenworth W900 Mixer	12/15/04	52,833.61	48,430.80	4,402.81	18,500.00
2652	00 Kenworth W900 Mixer	12/15/04	52,833.61	43,430.80	4,402.81	18,500.00
2654	00 Kenworth W900 Mixer	12/15/04	52,833.61	48,430.80	4,402.81	18,500.00
2655	00 Kenworth W900 Mixer	12/15/04	52,833.61	48,430.80	4,402.81	18,500.00
2656	00 Kenworth W900 Mixer	12/15/04	52,833.61	48,430.80	4,402.81	18,500.00
2657	00 Kenworth W900 Mixer	12/15/04	52,833.61	48,430.30	4,402.81	18,500.00
2658	00 Kenworth W900 Mixer	12/15/04	52,833.61	48,430.80	4,402.81	18,500.00
2659	00 Kenworth W900 Mixer	12/15/04	52,833.61	48,430.80	4,402.81	18,500.00
2660	00 Kenworth W900 Mixer	12/15/04	52,833.53	48,430.79	4,402.74	18,500.00
2661	00 Kenworth W900 Mixer	06/25/04	66,431.44	66,431.44	0.00	18,500.00
2663	00 Kenworth W900 Mixer	06/25/04	66,431.44	66,431.44	0.00	18,500.00

			1,989,223.58	1,898,896.44	90,327.14	754,000.00

Wells Fargo Equipment Finance, Inc. 733 Marquette Avenue, Suite 700 MAC N9306-070 Minneapolis, MN 55402	Security Agreement

Name and Address of Debtor:	Dated as of August 13, 2009
Ready Mix, Inc.	Customer Credit Numbers: 10500467
3430 E. Flamingo Rd. Suite 100	10176981
Las Vegas, NV 89121

1.	Security Interest and Collateral. To secure the payment and performance of each and every debt, liability and obligation of every type and description which Debtor may now or at any time hereafter owe to Wells Fargo Equipment Finance, Inc. (“Secured Party”) (whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it is currently contemplated by the Debtor and Secured Party, whether any documents evidencing it refer to the Security Agreement, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several; all such debts, liabilities and obligations being herein collectively referred to as the “Obligations”). Debtor hereby grants Secured Party a security interest (herein called the “Security Interest”) in the following property (herein called the “Collateral”):

The Equipment described on Rider 2B attached hereto and made a part hereof attached of Amendment Agreement dated July 29, 2009.
together with all substitutions and replacements for and products of the Collateral, all proceeds, accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with the Collateral.

After Debtor signs this Agreement, Debtor authorizes Secured Party to insert any missing information or change any inaccurate information (such as the model year of the Collateral or its serial number or VIN) into this description of Collateral.
2.	Representations, Warranties and Agreements. Debtor represents, warrants and agrees that:
(a)	Authorization. (i) If Debtor is a partnership, corporation, limited liability company or other legal entity, the execution and delivery of this Agreement and the performance of Debtor’s obligations hereunder have been duty authorized by all necessary action on the part of the Debtor; (ii) the person signing on behalf of Debtor is duly authorized; (iii) all information provided by Debtor to Secured Party in connection with this Agreement is true and correct; and (iv) this Agreement constitutes a legal, valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms

(b)	Office Location and Organization. Debtor’s chief executive office (if Debtor is a corporation, a partnership or a limited liability company) is located at the address for Debtor shown above. Debtor will not change the location of its chief executive office or his/her residence, as the case may be, or its state of organization or form of organization (if Debtor is a corporation, a partnership or a limited liability company) without first giving Secured Party at least 10 days prior written notice of the proposed change.

(c)	Business Purpose; Lawful Use. The Collateral will be used primarily for business purposes as opposed to personal, family or household purposes. Debtor will comply with all laws and regulations applicable to the Collateral and its use.
3.	Additional Representations, Warranties and Agreements. Debtor represents, warrants and agrees that:
(a)	Debtor has (or will have at the time Debtor acquires rights in Collateral hereafter arising) absolute title to each item of Collateral free and clear of all security interests, liens and encumbrances, except the Security Interest and will defend the Collateral against all claims or demands of all persons other than Secured Party Debtor will not sell or otherwise dispose of the Collateral or any interest therein without the prior written consent of Secured Party.

(b)	Debtor will not permit any Collateral to be located in any state (and, if county filing is required, in any county) in which the financing statement covering such Collateral is required to be, but has not in fact been, filed in order to perfect the Security Interest. The Collateral shall not be used outside of the United States without Secured Party’s prior written consent.

(c)	Debtor will (i) keep all Collateral in good repair, working order and condition, normal depreciation excepted, and will, from time to time, replace any worn, broken or defective parts thereof; (ii) promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest; (iii) keep all Collateral free and clear of all security interests, liens and encumbrances except the Security Interest; (iv) at all reasonable times, permit Secured Party or its representatives to examine or inspect any Collateral, wherever located, and to examine, inspect and copy Debtor’s books and records pertaining to the Collateral and its business and financial condition; (v) keep accurate and complete records pertaining to Debtor’s business and financial condition and submit to Secured Party such periodic reports concerning Debtor’s business and financial condition as Secured Party may from time to time reasonably request; (vi) promptly notify Secured Party of any loss of or material damage to any Collateral; (vii) at all times keep all Collateral insured against risks of fire (including so-called extended coverage), theft, collision (in case of Collateral consisting of motor vehicles) and such other risks and in such amounts as Secured Party may reasonably request, with any loss payable to Secured Party to the extent of its interest and with a provision requiring the insurer to notify Secured Party in writing at least 10 days prior to cancellation or modification of any such policy; (viii) from time to time execute such financing statements as Secured Party may reasonably require in order to perfect the Security Interest and, if any Collateral consists of a motor vehicle, execute such documents as may be required to have the Security Interest properly noted on a certificate of title; (ix) pay when due or reimburse Secured Party on demand for all costs of collection of any of the Obligations and all other out-of-pocket expenses (including in each case all reasonable attorneys’ fees) incurred by Secured Party in connection with the creation, perfection, satisfaction, protection, defense or enforcement of the Security Interest or the creation, continuance, protection, defense or enforcement of this Agreement or any or all of the Obligations, including expenses incurred in any litigation or bankruptcy or insolvency proceedings; (x) execute, deliver or endorse any and all instruments, documents, assignments, security agreements and other agreements and writings which Secured Party may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and Secured Party’s rights under this Agreement; (xi) not use or keep any Collateral, or permit it to be used or kept, for any unlawful purpose or in violation of any federal, state or local law, statute or ordinance; and (xii) not permit any Collateral to become part of or to be affixed to any real property without first assuring to the reasonable satisfaction of Secured Party that the Security Interest will be prior and senior to any interest or
THIS AGREEMENT INCLUDES THE TERMS ON THE ATTACHED PAGE(S).

Ready Mix, Inc.

/s/ Bradley E. Larson

By

CEO

Title

Page 1 of 2	SECAGRCL ACRIKLI (mts) 08132009 1634 513033 208789

lien then held or thereafter acquired by any mortgagee of such real property or the owner or purchaser of any interest therein. If Debtor at any time fails to perform or observe any agreement contained in this Section 3(c), and if such failure shall continue for a period often calendar days after Secured Party gives Debtor written notice thereof (or. in the case of the agreements contained in clauses (vii) and (viii) of this Section 3(c), immediately upon the occurrence of such failure, without notice or lapse of time). Secured Party may (but need not) perform or observe such agreement on behalf and in the name, place and stead of Debtor (or. at Secured Party’s option, in Secured Party’s own name) and may (but need not) take any and all other actions which Secured Party may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens, or encumbrances, the procurement and maintenance of insurance, the execution of financing statements, the endorsement of instruments, and the procurement of repairs, transportation or insurance); and, except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law Debtor shall thereupon pay Secured Party on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys’ fees) incurred by Secured Party in connection with or as a result of Secured Party’s performing or observing such agreement or taking such actions, together with interest thereon from the date expended or incurred by Secured Party at the highest rate then applicable to any of the Obligations. To facilitate the performance or observance by Secured Party of such agreements of Debtor. Debtor hereby irrevocably appoints (which appointment is coupled with an interest) Secured Party, or its delegate, as the attorney-in-fact of Debtor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of Debtor, any and all instruments, documents. Financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by Debtor under this Section 3.
4.	Assignment of Insurance. Debtor hereby assigns to Secured Party, as additional security for the payment of the Obligations, any and all moneys (including but not limited to proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of Debtor under or with respect to, any and all policies of insurance covering the Collateral, and Debtor hereby directs the issuer of any such policy to pay any such moneys directly to Secured Party. Both before and after the occurrence of an Event of default. Secured Party may (but need not), in its own name or in Debtor’s name, execute and deliver proofs of claim, receive all such moneys, endorse checks and other instruments representing payment of such moneys, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

5.	Events of Default. Each of the following occurrences shall constitute an event of default under this Agreement (herein called “Event of Default”), (i) Debtor shall fail to pay any or all of the Obligations when due or (if payable on demand) on demand, or shall fail to observe or perform any covenant or agreement herein binding on it; (ii) any representation or warranty by Debtor set forth in the Agreement or made to Secured Party in any financial statements or reports submitted to Secured Party by or on behalf of Debtor shall prove materially false or misleading; (iii) a garnishment, summons or a writ of attachment shall be issued against or served upon the Secured Party for the attachment of any property of Debtor or any indebtedness owing to Debtor; (iv) Debtor or any guarantor of any Obligation shall (A) be or become insolvent (however defined); or (B) voluntarily file, or have filed against it involuntarily, a petition under the United States Bankruptcy Code; or (C) if a corporation, partnership, or organization, be dissolved or liquidated or, if a partnership, suffer the death of a partner or, if an individual, die, or (D) go out of business; (v) an event of default shall occur under any indebtedness Debtor may now or hereafter owe to any affiliate of Secured Party; (vi) if Debtor is a corporation, more than 50% of the shares of voting stock of Debtor shall become owned by a shareholder or shareholders who were not owners of voting stock of Debtor on the date of this Agreement or, if Debtor is a partnership, more than 50% of the partnership interests in the Debtor shall become owned by a partner or partners who were not partners of Debtor on the date of this Agreement; or (vii) Debtor shall consolidate with or merge into, or sell all or substantially all of its assets to, any individual, corporation, or other entity.

6.	Remedies upon Event of Default. Upon the occurrence of an Event of Default under Section 5 and at any time thereafter, Secured Party may exercise any one or more of the following rights and remedies; (i) declare all unmatured Obligations to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand; (ii) exercise and enforce any or all rights and remedies available upon default to a secured party under the Uniform Commercial Code, including but not limited to the right to take possession of any Collateral, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which Debtor hereby expressly waives), and the right to sell, lease or otherwise dispose of any or all of the Collateral, and in connection therewith, Secured Party may require Debtor to make the Collateral available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties, and if notice to Debtor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 7) at least to calendar days prior to the date of intended disposition or other action; (iii) exercise or enforce any or all other rights or remedies available to Secured Party by law or agreement against the Collateral, against Debtor or against any other person or property. Upon the occurrence of the Event of Default described in Section 5(iv)(B), all Obligations shall be immediately due and payable without demand or notice thereof.

7.	Miscellaneous. This Agreement can be waived, modified, amended, terminated or discharged, and the Security interest can be released, only explicitly in a writing signed by Secured Party. A waiver signed by Secured Party shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of Secured Party’s rights or remedies. All rights and remedies of Secured Party shall be cumulative and may be exercised singularly or concurrently, at Secured Party’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. All notices to be given to Debtor shall be deemed sufficiently given if delivered or mailed by registered or certified mail, postage prepaid, to Debtor at its address set forth above or at the most recent address shown on Secured Party’s records. Secured Party’s duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if Secured Party exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and Secured Party need not otherwise preserve, protect, insure or care for any Collateral. Secured Party shall not be obligated to reserve any rights Debtor may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application. This Agreement shall be binding upon and inure to the benefit of Debtor and Secured Party and their respective heirs, representatives, successors and assigns and shall take effect when signed by Debtor and delivered to Secured Party, and Debtor waves notice of Secured Party’s acceptance hereof. Secured Party may execute this Agreement if appropriate for the purpose of filing, but the failure of Secured Party to execute this Agreement shall not affect or impair the validity or effectiveness of this Agreement. A carbon, photographic or other reproduction of this Agreement or of any financing statement signed by the Debtor shall have the same force and effects as the original for all purposes of a financing statement. Except to the extent otherwise required by law, this Agreement shall be governed by the internal laws of the state of Minnesota. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations. If this Agreement is signed by more than one person as Debtor, the term “Debtor” shall refer to each of them separately and to both or all of them jointly; all such persons shall be bound both severally and jointly with the other(s); and the Obligations shall include all debts, liabilities and obligations owed to Secured Party by any Debtor solely or by both or several or all Debtors jointly or jointly and severally, and all property described in Section 1 shall be included as part of the Collateral, whether it is owned jointly by both or all Debtors or is owned in whole or in part by one (or more) of them. Secured Party may in its sole discretion, accept a photocopy, electronically transmitted facsimile or other reproduction of this Agreement (a “Counterpart”) as the binding and effective record of this Agreement whether or not an ink signed copy hereof is also received by Secured Party from Debtor, provided, however, that if Secured Party accepts a Counterpart as the binding and effective record hereof, the Counterpart acknowledged in writing above by Secured Party shall constitute the record hereof. Debtor agrees that such Counterpart received by Secured Party, shall, when acknowledged in writing by Secured Party, constitute an original document for the purposes of establishing the provisions thereof and shall be legally admissible under the best evidence rule and binding on and enforceable against Debtor. If Secured Party accepts a Counterpart as the binding and effective record hereof only such Counterpart acknowledged in writing above by Secured Party shall be marked “Original” and to the extent that this Agreement constitutes chattel paper, a security interest may only be created in the Agreement that bears Secured Party’s ink signed acknowledgement and is marked “Original” DEBTOR HEREBY WAIVES ANY RIGHT TO A JURY TRIAL WITH RESPECT TO ANY MATTER UNDER OR IN CONNECTION WITH THE SECURITY AGREEMENT.
Ver. 1007
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